UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2007

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50781	20-0953973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2007, Hill International, Inc. (the “Company”) amended its credit facility with LaSalle Bank N.A. (“LaSalle Bank”) pursuant to a First Amendment to Loan and Security Agreement (the “Amendment”). The following paragraph summarizes some of the terms and provisions of the Amendment. The summary does not completely describe the Amendment. The Amendment is attached as Exhibit 10.14 to this Current Report on Form 8-K.

The Amendment amends the Company’s credit facility with LaSalle Bank by, without limitation, (1) increasing the secured revolving credit facility from $25.0 million to $35.0 million; (2) increasing the letter of credit subfacility from $10.0 million to $20.0 million; (3) extending the term of the facility by one year, to January 1, 2011; and (4) increasing the amount of the minimum net worth that the Company covenants to maintain from $35,000,000 to $45,000,000.

The Company is paying a fee of $10,000 to LaSalle Bank in connection with the effectiveness of the Amendment.

The Company entered the Loan and Security Agreement on December 18, 2006, and the Loan and Security Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2006.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 of this Current Report on Form 8-K are hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.14	First Amendment to Loan and Security Agreement dated as of October 15, 2007 by and between Hill International, Inc. and LaSalle Bank N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
Dated: October 16, 2007	Title:	Chairman and
Chief Executive Officer